PROSPECTUS SUPPLEMENT                       FILED PURSUANT TO RULE NO. 424(b)(3)
(To Prospectus dated March 12, 2002)                REGISTRATION NO. 333-96061




                       [INTERNET ARCHITECTURE HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

                  This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

                  The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
                              ---------------                         ------        -------    --------------
           3Com Corporation                                            COMS            3       Nasdaq NMS
           Adaptec, Inc.                                               ADPT            1       Nasdaq NMS
           Apple Computer, Inc.                                        AAPL            2       Nasdaq NMS
           Ciena Corporation                                           CIEN            2       Nasdaq NMS
           Cisco Systems, Inc.                                         CSCO           26       Nasdaq NMS
           Compaq Computer Corporation                                 CPQ            13            NYSE
           Dell Computer Corporation                                   DELL           19       Nasdaq NMS
           EMC Corporation                                             EMC            16            NYSE
           Extreme Networks, Inc.                                      EXTR            2       Nasdaq NMS
           Foundry Networks, Inc.                                      FDRY            1       Nasdaq NMS
           Gateway, Inc.                                               GTW             2            NYSE
           Hewlett-Packard Company                                     HWP            14            NYSE
           International Business Machines Corporation                 IBM            13            NYSE
           Juniper Networks, Inc.                                      JNPR            2       Nasdaq NMS
           McDATA Corporation                                         MCDTA          0.589     Nasdaq NMS
           Network Appliance, Inc.                                     NTAP            2       Nasdaq NMS
           Roxio Inc.                                                  ROXI          0.165     Nasdaq NMS
           Sun Microsystems, Inc.                                      SUNW           25       Nasdaq NMS
           Sycamore Networks, Inc.                                     SCMR            2       Nasdaq NMS
           Unisys Corporation                                          UIS             2            NYSE
           Veritas Software Corporation                                VRTS          0.893     Nasdaq NMS



         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

           The date of this prospectus supplement is March 31, 2002.